EXHIBIT 99.1:

This Statement on Form 4 is filed jointly by the Reporting Persons listed below.  The principal business address of each of these Reporting Persons is 333 South Grand Avenue, 28th Floor, Los Angeles, CA 90071.

Name of Designated Filer: OCM FIE, LLC

Date of Event Requiring Statement:  May 8, 2012

Issuer Name and Ticker or Trading Symbol:  CHTR

OCM FIE, LLC

By:	/s/ Richard Ting
Name: Richard Ting
Title: Authorized Signatory

/s/ Emily Alexander
Name: Emily Alexander
Title: Authorized Signatory

OAKTREE CAPITAL MANAGEMENT, L.P.

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

/s/ Emily Alexander
Name: Emily Alexander
Title: Managing Director

OAKTREE HOLDINGS, INC.

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director, Associate General Counsel and Assistant Secretary

/s/ Emily Alexander
Name: Emily Alexander
Title: Managing Director

OAKTREE CAPITAL GROUP, LLC

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director, Associate General Counsel and Assistant Secretary

/s/ Emily Alexander
Name: Emily Alexander
Title: Managing Director

OAKTREE CAPITAL GROUP HOLDINGS, L.P.

By:	Oaktree Capital Group Holdings GP, LLC
Its:	General Partner

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

/s/ Emily Alexander
Name: Emily Alexander
Title: Managing Director

OAKTREE CAPITAL GROUP HOLDINGS GP, LLC

By:	/s/ Richard Ting
Name: Richard Ting
Title: Managing Director and Associate General Counsel

/s/ Emily Alexander
Name: Emily Alexander
Title: Managing Director